                                                                    EXHIBIT 99.1

                                         Audited Financial Statements

                                                 Metier, Inc.

                                         Year ended September 30, 1998
                                     with Report of Independent Auditors

                                  Metier, Inc.

                          Audited Financial Statements

                          Year ended September 30, 1998




                                    CONTENTS

Report of Independent Auditors....................................1

Audited Financial Statements

Balance Sheet.....................................................2
Statement of Income...............................................3
Statement of Stockholders' Equity.................................4
Statement of Cash Flows...........................................5
Notes to Financial Statements.....................................6

                         Report of Independent Auditors

The Board of Directors
Metier, Inc.

We have audited the accompanying balance sheet of Metier, Inc. as of September 30, 1998, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metier, Inc. at September 30, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            /s/ Ernst & Young LLP


August 6, 1999, except for Note 7
  for which the date is September 22, 1999

                                  Metier, Inc.

                                  Balance Sheet

                               September 30, 1998

ASSETS
Current assets:
   Cash and cash equivalents                                              $   228,700
   Marketable securities                                                      472,154
   Accounts receivable, less allowance for doubtful accounts of $90,000     3,014,533
   Prepaid expenses                                                             4,027
                                                                          -----------
Total current assets                                                        3,719,414

Property and equipment:
   Computer equipment                                                         151,829
   Equipment and furniture                                                    179,637
   Leasehold improvements                                                     109,675
   Computer software                                                           18,141
                                                                          -----------
                                                                              459,282
Less accumulated depreciation                                                (139,485)
                                                                          -----------
                                                                              319,797
Other assets                                                                   12,498
                                                                          -----------
Total assets                                                              $ 4,051,709
                                                                          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable and accrued expenses                                  $ 1,225,169
   Income taxes payable                                                       141,112
                                                                          -----------
Total current liabilities                                                   1,366,281

Deferred income taxes                                                         858,627

Stockholders' equity:
   Common stock, no par value
     25,000,000 shares authorized,
       7,168,940 issued and outstanding                                        93,740
   Retained earnings                                                        1,810,677
   Accumulated other comprehensive loss                                       (77,616)
                                                                          -----------
Total stockholders' equity                                                  1,826,801
                                                                          -----------
Total liabilities and stockholders' equity                                $ 4,051,709
                                                                          ===========

See accompanying notes.

                                  Metier, Inc.

                               Statement of Income

                          Year ended September 30, 1998

Revenues                                    $ 15,138,470

Operating expenses:
   Salaries and wages                          5,333,967
   Professional services                       5,174,299
   General and administrative                  2,804,902
                                            ------------
Operating income                               1,825,302

Other income (expense):
   Interest income                                 9,089
   Realized loss on marketable securities         (5,975)
                                            ------------
Income before provision for income taxes       1,828,416

Provision for income taxes                       757,449
                                            ------------
Net income                                  $  1,070,967
                                            ============

See accompanying notes.

                                  Metier, Inc.

                        Statement of Stockholders' Equity

                          Year ended September 30, 1998



                                     Common Stock                            Other
                              -----------------------       Retained    Comprehensive
                                Shares         Amount       Earnings         Loss           Total
                             ----------------------------------------------------------------------
Balance at
   October 1, 1997            7,256,124    $    94,880    $   741,990    $         -    $   836,870
     Stock redemption           (87,184)        (1,140)        (2,280)             -         (3,420)
     Net income                       -              -      1,070,967              -      1,070,967
     Unrealized loss on
       marketable
       securities                     -              -              -        (77,616)       (77,616)
                                                                                        -----------
     Comprehensive income             -              -              -              -        993,351
                             ----------------------------------------------------------------------
Balance at
   September 30, 1998         7,168,940    $    93,740    $ 1,810,677    $   (77,616)   $ 1,826,801
                             ======================================================================

See accompanying notes.

                                  Metier, Inc.

                             Statement of Cash Flows

                          Year ended September 30, 1998

OPERATING ACTIVITIES
Net income                                                                         $ 1,070,967
Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                      80,236
     Deferred income taxes                                                             453,280
     Loss on sale of asset                                                                 595
     Realized loss on marketable securities                                              5,975
     Changes in operating assets and liabilities:
       Accounts receivable                                                          (1,616,043)
       Prepaid expenses                                                                 (2,197)
       Other assets                                                                      5,395
       Accounts payable and accrued expenses                                           783,359
       Income taxes payable                                                            136,169
                                                                                   -----------
Net cash provided by operating activities                                              917,736

INVESTING ACTIVITIES
Purchase of marketable securities                                                     (555,745)
Purchase of property and equipment                                                    (132,101)
Proceeds from sale of computer equipment                                                   600
                                                                                   -----------
Net cash used in investing activities                                                 (687,246)

FINANCING ACTIVITIES
Stock redemption                                                                        (3,420)
Repayment of note payable - stockholders                                               (65,205)
                                                                                   -----------
Net cash used in financing activities                                                  (68,625)
                                                                                   -----------
Net increase in cash and cash equivalents                                              161,865

Cash and cash equivalents at beginning of year                                          66,835
                                                                                   -----------
Cash and cash equivalents at end of year                                           $   228,700
                                                                                   ===========

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
     Income taxes                                                                  $   168,000
     Interest                                                                           10,382

See accompanying notes.

                                  Metier, Inc.

                          Notes to Financial Statements

                               September 30, 1998


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Metier, Inc. (the Company), incorporated under the laws of the state of California on November 28, 1995, is primarily engaged in the business of providing software installation consulting services.

In connection with establishing an employee stock option plan, the Company effected a 19.12 for one stock split of the Company's common stock in February 1998. All references in the accompanying financial statements to the number of shares of common stock have been retroactively adjusted to reflect the stock split.

RECOGNITION OF REVENUE

Substantially all of the Company's contracts are on a time and material basis. Revenue from such contracts is recognized as services are rendered and costs are incurred.

CONCENTRATION OF RISK

During the year ended September 30, 1998, one customer accounted for 49% of the Company's total revenues. As of September 30, 1998, $1,542,117 of the Company's accounts receivable was due from this customer.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less.

MARKETABLE SECURITIES

Marketable securities consist of bonds and equity securities. All marketable securities are classified as "available for sale" and are carried at fair value. As of September 30, 1998, the cost and fair value of marketable securities were $549,770 and $472,154, respectively, and the gross unrealized losses pertaining to these securities were $77,616.

                                  Metier, Inc.

                          Notes to Financial Statements

                               September 30, 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation of property and equipment is provided on a straight-line method over the following estimated useful lives of the assets:

          Computer equipment                         5 years
          Equipment and furniture                    5 years
          Leasehold improvements                     6 years
          Computer software                          3 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

INCOME TAXES

The Company accounts for income taxes under provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ESTIMATES USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates, and such differences may be material to the financial statements.

                                  Metier, Inc.

                          Notes to Financial Statements

                               September 30, 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses the costs of advertising as incurred. Advertising expense was $71,009 for the year ended September 30, 1998.

2.   INCOME TAXES

Effective October 1, 1998, the Company, with the consent of its stockholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, for periods subsequent to September 30, 1998, the Company will not pay federal corporate income taxes on its taxable income. Instead, the stockholders will be liable for individual income taxes on their respective shares of the Company's taxable income.

The provision for income taxes for the year ended September 30, 1998 included in the statement of income consists of:

Current:
   Federal                       $239,269
   State                           64,900
                                 --------
                                  304,169

Deferred:
   Federal                        344,265
   State                          109,015
                                 --------
                                  453,280
                                 --------
                                 $757,449
                                 ========

The provision for income taxes for the year ended September 30, 1998 is at a rate different than the U.S. federal statutory tax rate for the following reasons:

Computed tax at statutory rate               $621,661
Permanent items                                 8,712
State income taxes, net of federal benefit    114,785
Other                                          12,291
                                             --------
                                             $757,449
                                             ========

                                  Metier, Inc.

                          Notes to Financial Statements

                               September 30, 1998

2.   INCOME TAXES (CONTINUED)

Deferred income taxes reflect the tax impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

The components of deferred tax assets (liabilities) for the year ended September 30, 1998 are as follows:

Accrual to cash adjustment          $(966,195)
Depreciation                          (20,268)
State taxes                            22,066
Federal benefit of state deferral      69,379
Unrealized loss on securities          33,635
Other                                   2,756
                                    ---------
                                    $(858,627)
                                    =========

3.   LEASE COMMITMENTS

The Company leases its four office facilities and certain equipment under operating leases, which expire at various dates through July 2004. Future minimum rentals under these noncancelable operating leases were as follows:

1999                                       $      228,797
2000                                              415,725
2001                                              385,921
2002                                              331,143
2003                                              249,269
Thereafter                                        109,948
                                           ==============
Total minimum lease payments               $    1,720,803
                                           ==============


4.   RETIREMENT PLAN

In 1997, the Company established a 401(k) savings plan for certain employees of the Company. The Company sponsors the plan for employees who are 21 years of age or older. Plan participants are allowed to contribute up to 15% of their base annual compensation. The plan also provides for the Company to make a non-discretionary matching contribution for 50% of the participant's first 3% contributed. Participant

                                  Metier, Inc.

                          Notes to Financial Statements

                               September 30, 1998

4.   RETIREMENT PLAN (CONTINUED)

contributions to the plan are immediately fully vested while Company matching contributions are subject to a six-year vesting period. The cost of the Plan for the year ended September 30, 1998 was $128,396.

5.   EMPLOYEE STOCK OPTION INCENTIVE PLAN

In 1998, the Company established Metier, Inc.'s Non-Qualified Stock Option Plan (the Plan) which provides for grants of stock options to certain employees of the Company. The total number of shares of common stock that can be issued under the Plan is not to exceed 9,300,000 shares. Options generally vest over a four-year period. All options expire ten years after date of grant.

The exercise price per share is the fair market value, as determined by the board of directors, on the date each option is granted.

The following table summarizes the activity in common shares subject to options for the year ended September 30, 1998:

                                              SHARES         OPTION PRICE
                                              ---------------------------

Outstanding at October 1, 1997                        -               -
Granted                                       1,477,810          $1.00
Canceled                                       (150,000)         $1.00
                                              ===========================
Outstanding at September 30, 1998             1,327,810          $1.00
                                              ===========================

As of September 30, 1998, options for 231,917 shares were exercisable. As of September 30, 1998, 7,972,190 shares were available for future grants.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards under those plans consistent with the provisions of SFAS No. 123, the Company's net earnings for the year ended September 30, 1998 would have been reduced to the pro forma amounts indicated below:

Net income - as reported                                      $     1,070,967
Net income - pro forma                                        $     1,018,390

                                  Metier, Inc.

                          Notes to Financial Statements

                               September 30, 1998

5.   EMPLOYEE STOCK OPTION INCENTIVE PLAN (CONTINUED)

The fair value of each option grant is estimated using the Minimum Value Method option-pricing model with the following weighted average assumptions used for grants in 1998: dividend yields of 0%; expected volatility of 0%; risk-free interest rates of 6.5% and expected lives of five years.

The following table summarizes information related to stock options outstanding at September 30, 1998:

                OUTSTANDING                              EXERCISABLE
---------------------------------------------   ------------------------------
                                 AVERAGE                          AVERAGE
                   AVERAGE       EXERCISE                         EXERCISE
     SHARES       LIFE (FI)       PRICE             SHARES         PRICE
---------------------------------------------   ------------------------------
   1,327,810         9.73         $1.00                231,917     $1.00

(F1) Average contractual life remaining in years

6.   YEAR 2000 COMPLIANCE (UNAUDITED)

Many existing computer systems and applications and other control devices use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. As a result, such systems and applications could fail or create erroneous results unless corrected so that they can process data related to the year 2000. The Company relies on its systems, applications and devices in operating and monitoring all major aspects of its business. The Company also relies, directly or indirectly, on external systems of business enterprises for accurate exchange of data. The Company believes that all of its significant computer software is Year 2000 compliant and that it will not need to modify or replace its software so that its computer systems will function properly with respect to dates in the Year 2000 and beyond. However, if internal or external systems do not function as anticipated, the Year 2000 issue could have a material impact through disruption of the Company's business and disruptions in the operation of the enterprises with which the Company interacts.

                                  Metier, Inc.

                          Notes to Financial Statements

                               September 30, 1998

7.   SUBSEQUENT EVENT

On September 22, 1999, the Company entered into an agreement with Syntel, Inc. to sell substantially all of the assets of the Company to Syntel, Inc. for approximately $17.4 million in cash and 300,000 shares of Syntel, Inc. common stock. In addition, the agreement provides for earnout payments not to exceed $16 million based on revenues and earnings for the 24 month period beginning January 1, 2000. The acquisition, with an effective date of July 1, 1999, will be treated by Syntel, Inc. as a purchase transaction.

                                  METIER, INC.
                         CONDENSED STATEMENTS OF INCOME
                                 (In thousands)
                                   (Unaudited)

                                     NINE MONTHS ENDED JUNE 30
                                     -------------------------
                                         1999        1998
                                         ----        ----
Revenues                               $23,346     $10,801
Cost of revenues                        16,579       7,199
                                       -------     -------
Gross Profit                             6,767       3,602
Sales, General, and Administrative       3,861       1,715
                                       -------     -------
Income from operations                   2,906       1,887
                                       -------     -------
Other Income                               126        --
                                       -------     -------
Income before taxes                      3,032       1,887
Income taxes                                65         786
                                       -------     -------
Net Income                             $ 2,967     $ 1,101
                                       =======     =======

    The accompanying notes are an integral part of the financial statements.

                                   METIER INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                           June 30, 1999  June 30, 1998
                                                           -------------  -------------
          ASSETS

Current assets:
          Cash and cash equivalents                          $  4,484      $  1,079
          Accounts receivable, net                              5,494         2,738
          Advanced billings and other current assets              127            18
                                                             --------      --------
               Total current assets                            10,105         3,835

Property and equipment                                            929           434
          Less accumulated depreciation                          (204)         (119)
                                                             --------      --------
               Property and equipment, net                        725           315

                                                             $ 10,830      $  4,150
                                                             ========      ========

          LIABILITIES

Current liabilities:
          Accrued payroll and related costs                       649           296
          Accounts payable and other current liabilities        4,561         1,897
                                                             --------      --------
               Total current liabilities                        5,210         2,193

Income taxes payable                                                             19
                                                             --------      --------
               Total liabilities                                5,210         2,212

          SHAREHOLDERS' EQUITY

Total shareholders' equity                                      5,620         1,938
                                                             --------      --------

Total liabilities and shareholders' equity                   $ 10,830      $  4,150
                                                             ========      ========


    The accompanying notes are an integral part of the financial statements.

                                  METIER, INC.
                        CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      NINE MONTHS
                                                                                     ENDED JUNE 30
                                                                                     -------------
                                                                                   1999          1998
                                                                                   ----          ----
Cash flows from operating activities:
        Net income                                                                $ 2,967      $ 1,101

        Adjustments to reconcile net income to net cash provided by operating activities:
              Depreciation and amortization                                            65           59
              Deferred income taxes                                                   (33)        (386)

              Changes in assets and liabilities
                    Accounts receivable, net                                       (2,479)      (1,340)
                    Advance billing and other assets                                 (111)           2

                    Accrued payroll and other liabilities                           3,844        1,681
                                                                                  -------      -------

              Net cash provided by operating activities                             4,253        1,117


Cash flows used in investing activities,
              Property and equipment expenditures                                    (470)        (105)
                                                                                  -------      -------

              Net cash used in investing activities                                  (470)        (105)
                                                                                  -------      -------

Net increase in cash and cash equivalents                                           3,783        1,012

Cash and cash equivalents, beginning of period                                    $   701      $    67
                                                                                  -------      -------

Cash and cash equivalents, end of period                                          $ 4,484      $ 1,079
                                                                                  =======      =======

    The accompanying notes are an integral part of the financial statements.

                                  Metier, Inc.
                     Notes to Condensed Financial Statements
                             June 30, 1999 and 1998


Note 1.   Basis of presentation

The accompanying financial statements of Metier, Inc. (Metier) have been prepared by management, without audit, in accordance with generally accepted accounting principles applicable to interim periods. In the opinion of management, the financial statements contain all normal recurring adjustments necessary to present fairly the financial position of Metier as of June 30, 1999 and June 30, 1998, the results of its operations for the nine months ended June 30, 1999 and June 30, 1998, and the cash flows for the nine months ended June 30, 1999 and June 30, 1998. The results of operations for the nine months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending September 30, 1999.

Note 2.   Tax filing status

Prior to October 1, 1998 the Company elected to operate as a C-corporation under the Internal Revenue Code. Effective October 1, 1998 the Company terminated its C-corporation status and elected to operate as an S-corporation. An S-corporation is not subject to income taxes at the corporate level (with exceptions under certain state income tax laws).

Note 3.   Subsequent event

On September 22, 1999, Metier signed an agreement with Syntel, Inc. to sell substantially all of its assets and business to Syntel, Inc.